                                                                    Exhibit 23.1


                         Consent of Independent Auditors


 We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The 1993 Incentive Plan of Fuel-Tech N.V., as amended through June 5, 1998, of our report dated March 1, 2000, with respect to the consolidated financial statements of Fuel-Tech N.V. included in the Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ----------------------


 Chicago, Illinois
 May 2, 2000